Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Tri-Isthmus Group, Inc. (the “Registrant”) for the quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald C. Parkerson, Chief Financial Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date: February 17, 2009

/s/ Donald C. Parkerson
Donald C. Parkerson
Chief Financial Officer (Principal Financial Officer)